PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                                Six Months Ended   Three Months Ended
                                                  June 30, 1999      June 30, 1999
                                                ----------------   ------------------
Earnings before income taxes                        $ 6,310             $ 3,355

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                           (92)                (52)
Dividends from less than 50% owned
   affiliates                                            22                   9
Fixed charges                                           675                 356
Interest capitalized, net of amortization                (4)                 (3)
                                                    -------             -------

Earnings available for fixed charges                $ 6,911             $ 3,665
                                                    =======             =======

Fixed charges:
Interest incurred:
   Consumer products                                $   565             $   302
   Financial services                                    39                  19
                                                    -------             -------

                                                        604                 321

Portion of rent expense deemed to represent
   interest factor                                       71                  35
                                                    -------             -------

Fixed charges                                       $   675             $   356
                                                    =======             =======

Ratio of earnings to fixed charges                     10.2                10.3
                                                    =======             =======

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                           Years Ended  December 31,
                          --------------------------------------------------------
                            1998        1997        1996        1995        1994
                          --------    --------    --------    --------    --------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                $  9,087    $ 10,611    $ 10,683    $  9,347    $  8,216

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates           (195)       (207)       (227)       (246)       (184)
Dividends from less
   than 50% owned
   affiliates                   70         138         160         202         165
Fixed charges                1,386       1,438       1,421       1,495       1,537
Interest capitalized,
   net of amortization          (5)        (16)         13           2          (1)
                          --------    --------    --------    --------    --------
Earnings available for
   fixed charges          $ 10,343    $ 11,964    $ 12,050    $ 10,800    $  9,733
                          ========    ========    ========    ========    ========

Fixed charges:
Interest incurred:
   Consumer products      $  1,166    $  1,224    $  1,197    $  1,281    $  1,317
   Financial services           77          67          81          84          78
                          --------    --------    --------    --------    --------

                             1,243       1,291       1,278       1,365       1,395
Portion of rent expense
   deemed to represent
   interest factor             143         147         143         130         142
                          --------    --------    --------    --------    --------

Fixed charges             $  1,386    $  1,438    $  1,421    $  1,495    $  1,537
                          ========    ========    ========    ========    ========
Ratio of earnings to
   fixed charges               7.5         8.3         8.5         7.2         6.3
                          ========    ========    ========    ========    ========